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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT

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Subsidiary Name                                           Jurisdiction of Incorporation
Systems Software Associates Czech Republic G.S.O.         Czechoslovakia
175200 Canada, Inc.                                       Canada
121870 Canada, Inc.                                       Canada
SSA Caribbean, Inc.                                       Delaware
SSA Japan Corp.                                           Delaware
SSA Pacific Rim Corp.                                     Delaware
System Software Associates (Japan) LLC                    Delaware
Priority Systems, Inc.                                    Texas
Knight Enterprises, Inc.                                  Nevada
Astral Corporation                                        Massachusetts
SSA Pacific Pty, Ltd.                                     Australia
SSA New Zealand                                           New Zealand
System Software Associates Limited                        United Kingdom
SSA Iberica S.A.                                          Spain
SSA Italia S.P.A.                                         Italy
System Software Associates France S.A.                    France
Solid Beheer B.V.                                         The Netherlands
Solid-esf, B.V.                                           The Netherlands
SOVATA csf, B.V.                                          The Netherlands
SSA Singapore Pte. Ltd.                                   Singapore
System Software Associates Asia Pacific Pt. Ltd.          Singapore
Castillio Informatica, S.A.                               Spain
System Software Associates (FSC), Inc.                    U.S. Virgin Islands
SSA Nordic AB                                             Sweden
System Software Associates (Beijing) Co.,Ltd.             China
SSA Central Europe GmbH                                   Germany
System Software Associates Inc., de Mexico, S.A.          Mexico
SSA Brazil                                                Brazil
SSA Korea Ltd.                                            Korea
SSA Software (Malaysia) SDN. BHD.                         Malaysia
SSA Columbia S.A.                                         Columbia
SSA Canada. Corp.                                         Canada
Softwright Systems Limited                                United Kingdom
System Software Assoc. de Chile Limited                   Chile
SSA Hong Kong                                             Hong Kong
System Software Associates AG, Basel                      Switzerland
Noftek, N.W., Inc.                                        Oregon
SSA North Central, Inc.                                   Minnesota
148192 Canada, Inc.                                       Canada
148193 Canada, Inc.                                       Canada
Vector Systems Analysis, Inc.                             Canada
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